For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS FOURTH QUARTER 2023 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1125 PER SHARE

FITZGERALD, GA. (January 24, 2024) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the fourth quarter of 2023. Financial highlights are shown below.

Financial Highlights:

•Net income decreased to $5.6 million, or $0.32 per diluted share, for the fourth quarter of 2023, compared to $5.8 million, or $0.33 per diluted share, for the third quarter of 2023, but saw a slight increase from the fourth quarter of 2022 with net income of $5.6 million, or $0.31 per diluted share.
•Operating net income decreased to $5.4 million, or $0.31 of adjusted earnings per diluted share, for the fourth quarter of 2023, compared to $6.0 million, or $0.34 of adjusted earnings per diluted share, for the third quarter of 2023, and $5.6 million, or $0.31 of adjusted earnings per diluted share, for the fourth quarter of 2022. (See Reconciliation of Non-GAAP Measures).
•Strong liquidity with available sources of funding of approximately $1.3 billion at December 31, 2023. No overnight borrowings utilized or Federal Reserve Bank Term Funding program used as of December 31, 2023.
•Estimated uninsured deposits of $777.8 million, or 30.22% of total Bank deposits at December 31, 2023. Adjusted uninsured deposit estimate (excluding deposits collateralized by public funds or internal accounts) of $453.1 million, or 17.60% of total Bank deposits at December 31, 2023.
•Provision for credit losses of $1.5 million was recorded in fourth quarter of 2023 compared to $1.0 million in third quarter of 2023, and $900,000 in fourth quarter of 2022.
•Total loans were $1.88 billion at December 31, 2023, an increase of $18.5 million, or 0.99%, from the prior quarter.
•Total deposits were $2.54 billion and $2.59 billion at December 31, 2023 and September 30, 2023, respectively, a decrease of $46.5 million.
•Mortgage production was $45.3 million, and mortgage sales totaled $40.1 million in the fourth quarter of 2023 compared to $78.4 million and $53.3 million, respectively, for the third quarter of 2023.
•Small Business Specialty Lending (“SBSL”) closed $24.0 million in Small Business Administration (“SBA”) loans and sold $18.0 million in SBA loans in the fourth quarter of 2023 compared to $34.5 million and $14.6 million, respectively, for the third quarter of 2023.

The Company also announced that on January 24, 2024, the Board of Directors declared a quarterly cash dividend of $0.1125 per share, to be paid on its common stock on February 21, 2024, to shareholders of record as of the close of business on February 7, 2024. The Company had 17,561,341 shares of its common stock outstanding as of January 23, 2024.

"We made significant progress in the fourth quarter and throughout the year in meeting many of our internal objectives, despite the challenging operating environment. While our earnings for this quarter were slightly lower than the previous quarter, we are proud to emphasize the resilience of our business amidst industry challenges and are confident in our ability to navigate dynamic market conditions successfully.”

“Although there was an overall decline in total deposits during the fourth quarter, we successfully increased customer deposits by $8.6 million. The quarter-over-quarter reduction in total deposits is primarily attributed to the payoff of wholesale deposits. Additionally, this quarter we continued to see a slowdown in loan growth and expect a trend of moderate growth for the next few quarters,” said Heath Fountain, Chief Executive Officer.

“We remain confident in the strength of our credit quality in the overall loan portfolio. During the quarter, a few loans faced downgrades and charge-offs, leading to increased provision expense. These represented a small number of loans and circumstances, and we have no concerns of systemic issues across our portfolio.”

“Our team has adapted to the changing economic conditions over the past year, particularly in increasing noninterest income and lowering noninterest expense, and we believe we are in a position to make meaningful progress toward achieving our goals over the next several quarters.”

Balance Sheet

•Total assets were $3.05 billion at December 31, 2023, a decrease of $40.4 million from September 30, 2023.
•Total loans, including loans held for sale, were at $1.91 billion at December 31, 2023, an increase of $19.2 million from the quarter ended September 30, 2023.
•Total deposits were $2.54 billion and $2.59 billion at December 31, 2023 and September 30, 2023, respectively, a decrease of $46.5 million. Interest bearing demand deposits increased $18.6 million which was offset by decreases in savings and money market deposits of $20.9 million and time deposits of $49.0 million from September 30, 2023 to December 31, 2023.
•Total borrowings at December 31, 2023 totaled $238.4 million, a decrease of $10.0 million or, 4.0%, compared to September 30, 2023 related to decreases in Federal Home Loan Bank advances.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.17%, 12.74%, 15.44%, and 11.63%, respectively, at December 31, 2023.

Fourth Quarter and December 31, 2023 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $19.1 million for the fourth quarter ended December 31, 2023 compared to $21.5 million for the same period in 2022. Net interest income, on a tax-equivalent basis, for the twelve months ended December 31, 2023 totaled $79.0 million, compared to $81.1 million for the twelve months ended December 31, 2022. Increases can be seen in income on interest earning assets which is more than offset by increases in expenses on interest bearing liabilities due to the significant rise in interest rates period over period along with increases in FHLB advances. Income on interest earning assets increased $6.9 million, to $33.4 million for the fourth quarter of 2023 and $33.7 million, to $125.6 million for the twelve month period ended December 31, 2023, each compared to the respective period in 2022. Expense on interest bearing liabilities increased $9.3 million, to $14.3 million for the fourth quarter of 2023 and $35.8 million, to $46.7 million for the twelve month period ended December 31, 2023, each compared to the respective period in 2022.
•Net interest margin for the fourth quarter of 2023 was 2.70% compared to 3.23% for the fourth quarter of 2022. Net interest margin was 2.83% for the twelve months ended December 31, 2023 compared to 3.20% for the twelve months ended December 31, 2022. The decrease for each period is the result of rate increases in interest bearing liabilities outpacing the rate increases in interest earning assets.
•Noninterest income totaled $9.3 million for the fourth quarter ended December 31, 2023, an increase of $1.6 million, or 21.03%, compared to the same period in 2022. This increase was primarily related to increases in service charges on deposit accounts, gains on sales of SBA loans, insurance commissions, and equity investment income and income on wealth advisory services which are included in other noninterest income. Noninterest income totaled $35.6 million for the twelve months ended December 31, 2023, an increase of $610,000, or 1.74%, compared to the same period in 2022. This increase can be attributed to increases in service charges on deposit accounts, insurance commissions and equity investment income and income on wealth advisory services which are included in other noninterest income, which were partially offset by decreases in mortgage fee income and SBSL loan sales.
•Noninterest expense totaled $19.6 million for the fourth quarter ended December 31, 2023, compared to $21.8 million for the same period in 2022. Noninterest expense totaled $83.1 million for the twelve months ended December 31, 2023, compared to $89.5 million for the same period in 2022. These decreases were a result of overall decreases in salaries and employee benefits related to lower commissions and bonus expenses as well as a decrease in data processing expense as a result of cost savings upon renewal of the core processing contract.

Asset Quality

•Nonperforming assets totaled $10.7 million and $10.1 million at December 31, 2023 and September 30, 2023, respectively, an increase of $570,000.
•Other real estate owned and repossessed assets totaled $448,000 at December 31, 2023 and $812,000 at September 30, 2023.
•Net loans charged-off were $692,000, or 0.15% of average loans for the fourth quarter of 2023, compared to $698,000 or 0.15% for the third quarter of 2023.
•The credit loss reserve was $18.4 million, or 0.98% of total loans, at December 31, 2023, compared to $17.4 million, or 0.93% of total loans at September 30, 2023.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, January 25, 2024, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-888-259-6580 (or 1-416-764-8624 for international participants). The conference call access code is 13175412. A replay of the call will be available until Thursday, February 1, 2024. To listen to the replay, dial 1-877-674-7070 and enter the access code 175412#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and has expanded to serve Birmingham, Alabama, as well as Tallahassee and the Florida Panhandle. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management, and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of potential reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income and operating efficiency ratio both exclude acquisition-related expenses, severance costs and FHLB mark from called borrowings from net income and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses and gain on sale of bank premises. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2023				2022
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$9,305	$9,718	$8,952	$7,659	$7,688
Gain on sale of bank premises	(236)	—	(125)	—	—
Operating noninterest income	$9,069	$9,718	$8,827	$7,659	$7,688

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$19,589	$20,881	$21,432	$21,165	$21,826
Severance costs	—	(220)	(635)	(431)	—
Acquisition-related expenses	—	—	—	(161)	—
Operating noninterest expense	$19,589	$20,661	$20,797	$20,573	$21,826

Operating net income reconciliation
Net income (GAAP)	$5,598	$5,804	$5,302	$5,043	$5,551
Severance costs	—	220	635	431	—
Acquisition-related expenses	—	—	—	161	—
Gain on sale of bank premises	(236)	—	(125)	—	—
Income tax benefit	52	(48)	(93)	(107)	—
Operating net income	$5,414	$5,976	$5,719	$5,528	$5,551
Weighted average diluted shares	17,567,839	17,569,493	17,580,557	17,595,688	17,630,971
Adjusted earnings per diluted share	$0.31	$0.34	$0.33	$0.31	$0.31

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$14.51	$13.59	$13.65	$13.57	$13.08
Effect of goodwill and other intangibles	(3.02)	(3.04)	(3.07)	(3.08)	(3.10)
Tangible book value per common share	$11.49	$10.55	$10.58	$10.49	$9.98

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	8.35%	7.72%	7.72%	7.97%	7.84%
Effect of goodwill and other intangibles	(1.62)	(1.63)	(1.63)	(1.70)	(1.74)
Tangible equity to tangible assets	6.73%	6.09%	6.09%	6.27%	6.10%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	69.51%	71.17%	76.18%	74.98%	75.03%
Severance costs	—	(0.75)	(2.26)	(1.53)	—
Acquisition-related expenses	—	—	—	(0.57)	—
Gain on sale of bank premises	0.84	—	0.44	—	—
Operating efficiency ratio	70.35%	70.42%	74.36%	72.88%	75.03%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.35%	1.45%	1.65%	1.86%	1.96%
Severance Costs	—	(0.03)	(0.09)	(0.06)	—
Acquisition-related expenses	—	—	—	(0.02)	—
Gain on Sale of bank premises	0.03	—	0.02	—	—
Operating net noninterest expense to average assets	1.38%	1.42%	1.58%	1.78%	1.96%

Pre-provision net revenue
Net interest income before provision for credit losses	$18,876	$19,621	$19,181	$20,568	$21,400
Noninterest income	9,305	9,718	8,952	7,659	7,688
Total income	28,181	29,339	28,133	28,227	29,088
Noninterest expense	19,589	20,881	21,432	21,165	21,826
Pre-provision net revenue	$8,593	$8,458	$6,701	$7,062	$7,262
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2023				2022
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
Net interest income	$18,876	$19,621	$19,181	$20,568	$21,400
Provision for credit losses	1,500	1,000	200	900	900
Noninterest income	9,305	9,718	8,952	7,659	7,688
Noninterest expense	19,589	20,881	21,432	21,165	21,826
Income taxes	1,494	1,654	1,199	1,119	811
Net income	$5,598	$5,804	$5,302	$5,043	$5,551
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,564,182	17,567,983	17,541,661	17,593,879	17,598,123
Weighted average basic shares	17,567,839	17,569,493	17,580,557	17,595,688	17,630,971
Weighted average diluted shares	17,567,839	17,569,493	17,580,557	17,595,688	17,630,971
Earnings per basic share	$0.32	$0.33	$0.30	$0.29	$0.31
Earnings per diluted share	0.32	0.33	0.30	0.29	0.31
Adjusted earnings per diluted share(b)	0.31	0.34	0.33	0.31	0.31
Cash dividends declared per share	0.11	0.11	0.11	0.11	0.1075
Common book value per share	14.51	13.59	13.65	13.57	13.08
Tangible book value per common share(b)	11.49	10.55	10.58	10.49	9.98
Pre-provision net revenue(b)	$8,593	$8,458	$6,701	$7,062	$7,262
Performance ratios:
Net interest margin (a)	2.70%	2.78%	2.77%	3.08%	3.23%
Return on average assets	0.73	0.75	0.70	0.69	0.77
Return on average total equity	9.20	9.61	8.88	8.73	9.76
Efficiency ratio	69.51	71.17	76.18	74.98	75.03
Operating efficiency ratio (b)	70.35	70.42	74.36	72.88	75.03
Net noninterest expense to average assets	1.35	1.45	1.65	1.86	1.96
Operating net noninterest expense to average assets(b)	1.38	1.42	1.58	1.78	1.96

Colony Bankcorp, Inc.
Selected Financial Information
	2023				2022
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
ASSET QUALITY
Nonperforming portfolio loans	$7,804	$5,625	$6,716	$5,636	$5,693
Nonperforming government guaranteed loans	2,035	3,641	4,369	1,529	17
Loans 90 days past due and still accruing	370	9	—	—	—
Total nonperforming loans (NPLs)	10,209	9,275	11,085	7,165	5,710
Other real estate owned	448	812	792	651	651
Total nonperforming assets (NPAs)	10,657	10,087	11,877	7,816	6,361
Classified loans	23,754	20,704	19,267	18,747	15,105
Criticized loans	56,879	50,741	48,074	43,281	41,293
Net loan charge-offs (recoveries)	692	698	(37)	237	(46)
Allowance for credit losses to total loans	0.98%	0.93%	0.93%	0.92%	0.93%
Allowance for credit losses to total NPLs	179.95	187.26	153.96	231.67	282.45
Allowance for credit losses to total NPAs	172.38	172.18	143.69	212.37	253.55
Net charge-offs (recoveries) to average loans, net	0.15	0.15	(0.01)	0.05	(0.01)
NPLs to total loans	0.54	0.50	0.60	0.40	0.33
NPAs to total assets	0.35	0.33	0.38	0.26	0.22
NPAs to total loans and foreclosed assets	0.57	0.54	0.65	0.43	0.37

AVERAGE BALANCES
Total assets	$3,027,812	$3,058,485	$3,030,044	$2,949,986	$2,863,046
Loans, net	1,860,652	1,854,367	1,814,172	1,765,845	1,637,034
Loans, held for sale	21,251	29,444	21,237	14,007	22,644
Deposits	2,538,500	2,565,026	2,524,949	2,473,464	2,460,664
Total stockholders’ equity	241,392	239,571	239,579	234,147	225,639
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended December 31,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,899,413	$27,069	5.65%	$1,675,324	$20,320	4.81%
Investment securities, taxable	743,308	5,221	2.79%	797,403	5,160	2.57%
Investment securities, tax-exempt [2]	103,418	607	2.33%	104,853	567	2.15%
Deposits in banks and short term investments	51,874	489	3.74%	63,320	450	2.82%
Total interest-earning assets	2,798,013	33,386	4.73%	2,640,900	26,497	3.98%
Noninterest-earning assets	229,800			222,146
Total assets	$3,027,812			$2,863,046
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,396,932	$5,632	1.60%	$1,458,051	$1,706	0.46%
Other time	643,841	5,939	3.66%	438,599	1,496	1.35%
Total interest-bearing deposits	2,040,773	11,571	2.25%	1,896,650	3,202	0.67%
Federal funds purchased	53	1	6.28%	2,878	32	4.34%
Federal Home Loan Bank advances	158,913	1,624	4.06%	90,978	818	3.57%
Other borrowings	72,508	1,134	6.20%	68,295	930	5.40%
Total other interest-bearing liabilities	231,474	2,759	4.73%	162,151	1,780	4.35%
Total interest-bearing liabilities	2,272,247	14,330	2.50%	2,058,801	4,982	0.96%
Noninterest-bearing liabilities:
Demand deposits	497,727			$564,014
Other liabilities	16,446			14,592
Stockholders' equity	241,392			225,639
Total noninterest-bearing liabilities and stockholders' equity	755,565			804,245
Total liabilities and stockholders' equity	$3,027,812			$2,863,046
Interest rate spread			2.23%			3.02%
Net interest income		$19,056			$21,515
Net interest margin			2.70%			3.23%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $54,000 and $35,000 for the quarters ended December 31, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $5,000 and $40,000 for the quarters ended December 31, 2023 and 2022 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $127,000 and $79,000 for the quarters ended December 31, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Twelve months ended December 31,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,850,043	$99,472	5.38%	$1,505,792	$70,903	4.71%
Investment securities, taxable	770,707	21,388	2.78%	827,388	17,954	2.17%
Investment securities, tax-exempt [4]	105,797	2,444	2.31%	109,122	2,247	2.06%
Deposits in banks and short term investments	63,806	2,341	3.67%	91,825	887	0.97%
Total interest-earning assets	2,790,353	125,645	4.50%	2,534,127	91,991	3.63%
Noninterest-earning assets	226,198			215,723
Total assets	$3,016,551			$2,749,850
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,390,247	$15,833	1.14%	$1,439,234	$3,047	0.21%
Other time	619,083	19,632	3.17%	370,375	2,829	0.76%
Total interest-bearing deposits	2,009,330	35,465	1.76%	1,809,609	5,876	0.32%
Federal funds purchased	2,783	147	5.29%	2,835	54	1.89%
Federal Home Loan Bank advances[5]	160,548	6,763	4.21%	71,690	2,564	3.58%
Other borrowings	70,807	4,298	6.07%	52,872	2,371	4.48%
Total other interest-bearing liabilities	234,138	11,208	4.79%	127,397	4,989	3.92%
Total interest-bearing liabilities	2,243,468	46,673	2.08%	1,937,006	10,865	0.56%
Noninterest-bearing liabilities:
Demand deposits	$519,225			$564,322
Other liabilities	14,947			12,173
Stockholders' equity	238,911			236,349
Total noninterest-bearing liabilities and stockholders' equity	773,083			812,844
Total liabilities and stockholders' equity	$3,016,551			$2,749,850
Interest rate spread			2.42%			3.07%
Net interest income		$78,972			$81,126
Net interest margin			2.83%			3.20%

4T5
6F

43The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $216,000 and $139,000 for the twelve months ended December 31, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $165,000 and $590,000 for the twelve months ended December 31, 2023 and 2022 are also included in income and fees on loans.
54Taxable-equivalent adjustments totaling $513,000 and $315,000 for the twelve months ended December 31, 2023 and 2022, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
65Federal Home Loan Bank advances interest expense includes $751,000 for the twelve months ended December 31, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Segment Reporting
	2023				2022
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Banking Division
Net interest income	$17,988	$18,778	$18,562	$20,141	$21,037
Provision for credit losses	979	286	60	900	900
Noninterest income	5,992	6,233	5,433	4,915	4,312
Noninterest expenses	16,621	16,653	17,650	17,812	18,038
Income taxes	1,365	1,777	1,157	1,155	837
Segment income	$5,015	$6,295	$5,128	$5,189	$5,574

Total segment assets	$2,956,121	$2,999,071	$3,013,689	$2,930,421	$2,857,893

Full time employees	378	382	383	407	427

Mortgage Banking Division
Net interest income	$23	$52	$31	$3	$(43)
Provision for credit losses	—	—	—	—	—
Noninterest income	1,206	1,725	2,015	1,277	1,637
Noninterest expenses	1,203	2,040	1,971	1,712	1,936
Income taxes	8	(53)	14	(86)	(6)
Segment income	$18	$(210)	$61	$(346)	$(336)

Total segment assets	$7,890	$9,991	$15,984	$7,895	$18,221

Variable noninterest expense(1)	$597	$1,245	$1,149	$890	$1,193
Fixed noninterest expense	606	795	822	822	743

Full time employees	42	45	51	59	65

Small Business Specialty Lending Division
Net interest income	$865	$791	$588	$427	$406
Provision for credit losses	521	714	140	—	—
Noninterest income	2,107	1,760	1,504	1,464	1,739
Noninterest expenses	1,765	2,188	1,811	1,641	1,852
Income taxes	121	(70)	28	50	(20)
Segment income	$565	$(281)	$113	$200	$313

Total segment assets	$89,411	$84,761	$71,398	$58,625	$60,456

Full time employees	33	33	32	30	30

Total Consolidated
Net interest income	$18,876	$19,621	$19,181	$20,571	$21,400
Provision for credit losses	1,500	1,000	200	900	900
Noninterest income	9,305	9,718	8,952	7,656	7,688
Noninterest expenses	19,589	20,881	21,432	21,165	21,826
Income taxes	1,494	1,654	1,199	1,119	811
Segment income	$5,598	$5,804	$5,302	$5,043	$5,551

Total segment assets	$3,053,422	$3,093,823	$3,101,071	$2,996,941	$2,936,570

Full time employees	453	460	466	496	522

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	December 31, 2023	December 31, 2022
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$25,339	$20,584
Interest-bearing deposits in banks and federal funds sold	57,983	60,094
Cash and cash equivalents	83,322	80,678
Investment securities available for sale, at fair value	407,382	432,553
Investment securities held to maturity, at amortized cost	449,031	465,858
Other investments, at cost	16,868	13,793
Loans held for sale	27,958	17,743
Loans, net of unearned income	1,883,470	1,737,106
Allowance for credit losses	(18,371)	(16,128)
Loans, net	1,865,099	1,720,978
Premises and equipment	39,870	41,606
Other real estate	448	651
Goodwill	48,923	48,923
Other intangible assets	4,192	5,664
Bank owned life insurance	56,925	55,504
Deferred income taxes, net	25,405	28,199
Other assets	27,999	24,420
Total assets	$3,053,422	$2,936,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$498,992	$569,170
Interest-bearing	2,045,798	1,921,827
Total deposits	2,544,790	2,490,997
Federal Home Loan Bank advances	175,000	125,000
Other borrowed money	63,445	78,352
Accrued expenses and other liabilities	15,252	11,953
Total liabilities	$2,798,487	$2,706,302

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,564,182 and 17,598,123 issued and outstanding, respectively	$17,564	$17,598
Paid in capital	168,614	167,537
Retained earnings	124,400	111,573
Accumulated other comprehensive loss, net of tax	(55,643)	(66,440)
Total stockholders’ equity	254,935	230,268
Total liabilities and stockholders’ equity	$3,053,422	$2,936,570

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$27,016	$20,285	$99,256	$70,764
Investment securities	5,700	5,647	23,319	19,887
Deposits in banks and short term investments	489	450	2,341	886
Total interest income	33,205	26,382	124,916	91,537

Interest expense:
Deposits	11,571	3,202	35,464	5,876
Federal funds purchased	1	32	147	54
Federal Home Loan Bank advances	1,623	818	6,763	2,564
Other borrowings	1,134	930	4,298	2,371
Total interest expense	14,329	4,982	46,672	10,865
Net interest income	18,876	21,400	78,244	80,672
Provision for credit losses	1,500	900	3,600	3,370
Net interest income after provision for credit losses	17,376	20,500	74,644	77,302

Noninterest income:
Service charges on deposits	2,595	2,052	8,735	7,875
Mortgage fee income	1,203	1,194	6,131	8,550
Gain on sales of SBA loans	1,634	1,411	5,063	6,216
Loss on sales of securities	—	(10)	—	(82)
Interchange fees	2,059	2,043	8,460	8,381
BOLI income	372	336	1,396	1,313
Insurance commissions	452	393	1,873	1,777
Other	990	269	3,976	995
Total noninterest income	9,305	7,688	35,634	35,025

Noninterest expense:
Salaries and employee benefits	11,304	12,311	49,233	52,809
Occupancy and equipment	1,543	1,663	6,283	6,534
Information technology expenses	2,147	2,552	8,553	9,947
Professional fees	749	659	3,097	3,432
Advertising and public relations	1,054	1,259	3,486	3,664
Communications	237	277	947	1,602
Other	2,555	3,105	11,466	11,487
Total noninterest expense	19,589	21,826	83,065	89,475
Income before income taxes	7,092	6,362	27,213	22,852
Income taxes	1,494	811	5,466	3,310
Net income	$5,598	$5,551	$21,747	$19,542
Earnings per common share:
Basic	$0.32	$0.31	$1.24	$1.14
Diluted	0.32	0.31	1.24	1.14
Dividends declared per share	0.11	0.1075	0.44	0.43
Weighted average common shares outstanding:
Basic	17,567,839	17,630,971	17,578,294	17,191,079
Diluted	17,567,839	17,630,971	17,578,294	17,191,079

Colony Bankcorp, Inc.
Quarterly Comparison
	2023				2022
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets	$3,053,422	$3,093,823	$3,101,071	$2,996,941	$2,936,570
Loans, net	1,865,099	1,847,603	1,821,776	1,783,254	1,720,978
Deposits	2,544,790	2,591,332	2,627,211	2,516,129	2,490,997
Total equity	254,935	238,692	239,455	238,777	230,268
Net income	5,598	5,804	5,302	5,043	5,551
Earnings per basic share	$0.32	$0.33	$0.30	$0.29	$0.31

Key Performance Ratios:
Return on average assets	0.73%	0.75%	0.70%	0.69%	0.77%
Return on average total equity	9.20%	9.61%	8.88%	8.73%	9.76%
Total equity to total assets	8.35%	7.72%	7.72%	7.97%	7.84%
Tangible equity to tangible assets (a)	6.73%	6.09%	6.09%	6.27%	6.10%
Net interest margin	2.70%	2.78%	2.77%	3.08%	3.23%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2023				2022
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core	$1,729,866	$1,698,219	$1,664,855	$1,614,216	$1,540,561
Purchased	153,604	166,752	173,987	185,637	196,545
Total	$1,883,470	$1,864,971	$1,838,842	$1,799,853	$1,737,106

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2023				2022
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Construction, land & land development	$247,146	$245,268	$249,423	$249,720	$229,435
Other commercial real estate	974,649	969,168	979,509	985,627	975,447
Total commercial real estate	1,221,795	1,214,436	1,228,932	1,235,347	1,204,882
Residential real estate	355,973	339,501	325,407	316,415	290,054
Commercial, financial & agricultural	242,743	252,725	243,458	225,269	223,923
Consumer and other	62,959	58,309	41,045	22,822	18,247
Total	$1,883,470	$1,864,971	$1,838,842	$1,799,853	$1,737,106

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2023				2022
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Alabama	$45,594	$45,135	$44,301	$41,118	$21,122
Florida	40	—	—	—	—
Augusta	65,284	55,508	55,124	53,415	52,226
Coastal Georgia	243,492	239,281	242,249	248,253	259,730
Middle Georgia	118,806	116,776	119,041	119,720	115,504
Atlanta and North Georgia	426,724	431,632	420,231	419,480	375,106
South Georgia	436,728	446,221	463,558	448,558	457,283
West Georgia	187,751	188,208	192,348	204,664	210,676
Small Business Specialty Lending	68,637	65,187	56,908	50,513	45,944
Consumer Portfolio Mortgages	255,771	245,057	226,755	211,225	197,672
Marine/RV Lending	33,191	31,009	17,137	2,060	—
Other	1,452	957	1,190	847	1,843
Total	$1,883,470	$1,864,971	$1,838,842	$1,799,853	$1,737,106

Colony Bankcorp, Inc.
Quarterly Deposits Comparison
	2023				2022
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Noninterest-bearing demand	$498,992	$494,221	$541,119	$537,928	$569,170
Interest-bearing demand	759,299	740,672	733,708	764,070	831,152
Savings	660,311	681,229	659,137	612,397	617,135
Time, $250,000 and over	167,680	187,218	184,459	152,914	114,780
Other time	458,508	487,992	508,788	448,820	358,760
Total	$2,544,790	$2,591,332	$2,627,211	$2,516,129	$2,490,997